EXHIBIT 10.1


                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is made as of this 1st day of June, 2002, by and between Edge Sports Team, Inc., a Florida corporation having its principal place of business at 1743 Park Center Drive, Suite 200, Orlando, Florida 32835 ("Edge"), and Options Talent Group ("OTG"), a Nevada corporation, having its principal place of business at 9000 Sunset Blvd, Penthouse, Los Angeles, California 90069, on behalf of and performing through its operating subsidiaries, Options Sports Group ("OSG") and Options Talent, Inc. ("OTI"), (OSG and OTI together with OTG, "Options").

                                    RECITALS:

WHEREAS, Edge has developed and is the exclusive owner of an online, web-based system for promoting individual athletes and assisting individuals and institutions in recruiting individual athletes on the Internet (the "System"); and

WHEREAS, Options is the owner of an online, web-based system for the promotion of models and actors, located at www.optionstalent.com and will develop on behalf of Edge a web site www.edgescouts.com (the "Web Site"); and

WHEREAS, Options wishes to expand the services it offers and through its subsidiary OSG has established a sports program for the scouting, promotion and recruitment of individual athletes via www.optionstalent.com and the Web Site (the "Sports Program");

WHEREAS, Edge desires to license to Options certain rights to market and operate the System, as part of the Sports Program, on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, Options and Edge agree as follows:

1.       Grant of License.
         -----------------

         (a) Edge hereby grants to Options worldwide rights and a license to market, operate, and use the System, in the manner specified in this Agreement. Options may, through itself and its employees, agents and representatives undertake and perform the following (the "Permitted Acts"):

                  (i) Options may incorporate the System, in whole or in part, into the Web Site and may market and hold the System out as a service offering of the Sports Program.

                  (ii) Options may subject to (iv) below permit third party licensees or other agents of Options to market, demonstrate and use the System in connection with the Sports Program and the Web Site, provided that Options shall not grant to such licensees or agents any ownership rights or other proprietary interest in the System.

                  (iii) In connection with marketing the Web Site and the Sports Program to prospective OSG franchisees and licensees, Options may market and demonstrate the System.

                  (iv) In order to defray the costs of creation of the Website and other expenses that Options will incur in association with this Agreement OSG with the exception of Edge may for a period of 90 days exclusively market franchises to prospective OSG franchisees (the "Exclusivity Period") at the price of $10,000 per franchise (the "OSG Franchises"). At the expiration of the 90 day period of exclusivity Edge has the sole and absolute right to determine the manner and nature of future sales of franchises (the "Edge Franchises") and Options hereby acknowledges that it may not be offered the opportunity to participate in such future sales.

                  (v) Options may permit its franchisees and their agents and employees to market, operate and otherwise use the System in connection with their conduct of business as an OSG franchised office (an "OSG Franchise"), provided that Options shall not grant to such franchisees, agents or employees any ownership rights or other proprietary interest in the System.

         (b) In connection with the Permitted Acts, Options may collect, or direct that its OSG Franchises or other permitted licensees or Edge Franchises collect, fees from persons or entities that use the System in connection with the Sports Program.

 2.      Term and Termination.
         ---------------------

         (a) This Agreement shall commence as of the date set forth above and continue in effect for a period of 3 (three) years, unless sooner terminated as provided herein.

         (b) Upon expiration of this Agreement:

                  (i) By providing Edge with written notice no later than ninety
         (90) days prior to the expiration of the initial term, Options may renew this Agreement for an additional 7 (seven) year period on all terms and conditions contained herein, provided that: (i) OSG's gross receipts for initial term shall total at least $15,000,000; and (ii) at the time of the exercise of the renewal option, Options shall not be in default under any term, provision, or condition of this Agreement.

                  (ii) In the event that Options elects not to renew this Agreement at the end of the initial term, or upon expiration of the renewal term, Edge, at its absolute and sole discretion may offer Options an opportunity to purchase the System from Edge for an amount equal to the System's fair market value, as determined by an independent third party valuator. Options shall provide Edge with written notice of its interest in purchasing the System no later than ninety (90) days prior to the expiration of the then current term. The parties shall select a valuator and will agree upon the price to be paid by Options within sixty (60) days of such notice. Options will pay Edge the agreed upon price no later than fifteen (15) days thereafter. In this event, subpart (e) of this Section 2 shall not apply, and Edge shall be deemed to have transferred and sold to Options all rights, title and interest in the System, including all jointly or independently developed enhancements or new features, and will have no further rights in connection with the System, including rights to collect license fees or other compensation hereunder. In the event that the parties are unable to agree upon the price for the System and further elect not to renew this Agreement, this Agreement shall terminate.

         (c) Either party may terminate this Agreement for the default of the other party if the defaulting party has failed to cure the default within sixty
(60) days of receiving written notice of the default from the non-defaulting party. As used herein, default shall mean a material breach of this Agreement.

         (d) If at any time during the term of this Agreement, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the property of such party, is filed by or against such party in any court, pursuant to any statute, either of the United States of any state, or if a party shall make an assignment for the benefit of creditors, then the other party may elect to terminate this Agreement upon written notice, in which event neither party hereto shall be liable to the other, except that Options shall make payment to Edge for any and all license fees due hereunder up to the date of such termination.

         (e) OTI acknowledges that because of the interest in the Modeling business that is repeatedly shown by the Media there is often unwelcome publicity about OTI. Therefore if at any time during the term of this Agreement there shall be any clearly negative publicity about OTI or about Edges relationship with OTI that could reasonably be considered by Edge to be potentially damaging to the System then Edge shall have in its sole discretion the right to terminate the Agreement and exercise its rights under (e)(v) below. Any waiver by Edge of its rights of termination herein at any point in time shall not prejudice its right to terminate at any other point in time that such right re-arises.

         (e) Except as herein otherwise expressly provided, upon the termination of this Agreement, whether by the expiration, cancellation, or for any other cause whatsoever, the license and all right of Options to the use of the System shall cease and terminate. Upon such termination, Options shall: (i) discontinue and abandon the use of the System; (ii) cease to represent or advertise that it is in any way connected with the System; (iii) cause its various franchisees and customers to cease and discontinue the use of the System in connection with sales, promotion, and advertising; and (iv) Options shall transfer to Edge complete control of the Web Site dealing with Sports along with any associated sections of the Web Site and any and all of the necessary functionality and computer source codes that Edge would need to continue to service and operate the Sports Program to existing and new customers and athletes. Included in this transfer would be the assignment of any and all contracts relating to the System and the Sports Program that had been entered into between Options and third parties; or (v) in the event of a termination pursuant to clause (e) above then Edge may discontinue to use the services of OTI in relation to the Website and OTI shall continue to be entitled to the fees payable under clause number 8 below which Edge guarantee will not be less than $200,000 in the first 12 month period from the date of such termination.

3.       Joint Development, Design, Training and Marketing Activities.
         -------------------------------------------------------------

         (a) The parties will collaborate on the design of the Sports Program and the Web Site housing the System. The parties will mutually agree upon the features and functionality of the System and the Web Site, and the content referring to or containing the System.

         (b) The parties will jointly develop the strategy for marketing the Sports Program and the use of the System on the Web Site, and will collaborate in the development of marketing plans and materials. The Sports Program and the Web Site containing the System will be marketed as a branded service offering of Options, and Options will be solely responsible for establishing and enforcing terms and conditions governing use of the Web Site by third parties.

         (c) Each party will designate a project coordinator responsible for the fulfillment of the party's obligations hereunder, and share in the provision of personnel resources to conduct the joint Web Site design and marketing activities.

         (d) Edge will be responsible for the training of all owners of OSG Franchises or Edge Franchises. Upon the request of Edge, Options will provide, but shall not be obligated to provide, such training as shall be requested by Edge in the operation of the Sports Program and the System to individuals or groups of individuals on commercial terms to be agreed on a case by case basis. However, in no case will the commercial terms be less favorable to Options than those considered to be "arms-length".

         (e) Edge will be responsible for all marketing and identification of potential athletes excluding the efforts of the Franchisees.

         (f) Options hereby agrees that it will at the request of Edge at any time during the term of this Agreement immediately change the name of Options Sports Group to Edge Scouting Group and will take any and all steps and actions necessary to have such change reflected in all respects including the filing of necessary amendments to corporate and franchise documentation with the appropriate regulatory authorities such as the FTC, IRS, Secretaries of State, etc..

4.       Registration of Web Site Domain; Hosting;
         -----------------------------------------

         (a) Edge has registered or will register, and will own all rights and interests in, the domain name of the Web Site, and will conduct all activities associated with perfecting rights to use the name.

         (b) Options will arrange for the hosting of the Web Site and will provide all technical support necessary to maintain the Web Site and the System incorporated therein. Edge will provide reasonable technical support if required by Options in connection with the System.

5.       Ownership and Intellectual Property Rights.
         -------------------------------------------

         (a) Edge is the sole owner of the Web Site and the domain name, all rights to any marks established with the domain name, and all the Web Site content. Options shall have no right to license or grant rights to the Web Site, except as agreed in writing by Edge. Edge is the sole owner all trademarks, service marks, logos and trade names connected with the Sports Program, the Web Site and the Edge name(s) (the "Marks"), and no rights, title, interest or license to the Marks is granted to Options hereby.

         (b) Options acknowledges that Edge is the owner of the System, and that except for those rights expressly granted herein, Edge retains all right, title and interest in and to the System and the proprietary processes contained therein, including all applicable copyrights, trade names and trademarks, patent and trade secret rights, and any further enhancements or development of the System undertaken by Edge independently of Options and the Sports Program. Options shall not grant any rights or license to other parties, or permit the use of the System by any third parties, except as expressly permitted herein.

         (c) In the event the parties jointly develop enhancements to the System for use in connection with the Sports Program, Edge alone will hold all rights, title and interest in any such jointly developed enhancements.

         (d) Edge shall be the sole and exclusive owner of all information collected, inputted or otherwise received by Options in connection with user access to the Web Site and the System (collectively, the "User Data"). User Data shall be deemed Edge's Confidential Information as set forth in Section 10.

6.       Restrictions on Use.
         --------------------

         (a) Options shall establish and maintain appropriate contractual safeguards with any OSG licensees and franchisees to ensure the protection of the System.

         (b) Options shall not use the System, or cause or permit the System to be used, in whole or in part, in any activity other than the Sports Program.

         (c) Any breach by Options of the provisions of this Section 5 shall be contrary to the essence of this Agreement, and, in the event of any such breach, Options acknowledges and agrees that Edge shall have the right to equitable relief, including the issuance of restraining orders and injunctions as well as damages.

7.       License Fees.
         -------------

         For the grant of license herein, OSG will pay to Edge on a monthly basis within 10 days of the end of each month the following amounts in relation to the month just ended:

              (i) an amount equal to 20% (twenty percent) of any initial Franchise fee charged and collected by OSG to franchisees for the grant of an OSG Franchise (currently anticipated to be $10,000 per franchisee); and

              (ii) an amount equal to 20% (twenty percent) of any initial fees charged to athletes introduced by OSG Franchises and collected by OSG (currently anticipated to be $995 per athlete); and

              (iii) an amount  equal to 10% (ten  percent) of any  monthly  fees charged to athletes introduced by OSG Franchises and collected by OSG (currently anticipated to be $39.95 per athlete per month).

8.       Fees payable to OTI.
         -------------------

         For the provision of services in relation to the Website Edge will pay to OSG on a monthly basis within 10 days of the end of each month the following amounts in relation to the month just ended:


               (i)  An  amount  equal  to $50 of any  initial  fees  charged  to
                    athletes   and   collected  by  any  party  other  than  OSG
                    (currently anticipated to be $995 per athlete); and

               (ii) An amount  equal to 5% (five  percent) of any  monthly  fees charged to athletes and collected any party other than OSG (currently anticipated to be $39.95 per athlete per month).

9.       Accounting Records.
         -------------------

         (a) Options shall maintain separate invoices and books of account for the receipt of all sums related to OSG's conduct of business concerning the Sports Program. Such books of account shall be complete and accurate in accordance with generally accepted accounting practices.

         (b) Options shall provide reasonable supporting documentation to Edge concerning any disputed statement within thirty (30) calendar days after receipt of written notification of such dispute.

         (c) Options will permit Edge and/or its authorized representatives, upon reasonable advance notice, to inspect and audit, during normal business hours, the records maintained by Options in connection with this Agreement. Should Edge request an audit, Option will make available, or will cause OSG to make available, any pertinent records and files to Edge, at Options' corporate offices, during normal business hours. Edge shall bear its own expenses of conducting any such audit.

10.      Confidential Information.
         -------------------------

         (a) Confidential Information shall mean any information concerning the business and affairs of a party (as the "Disclosing Party") disclosed or revealed to the other party (as the "Receiving Party), including, without limitation, information relating to the Disclosing Party's finances and technical operations, product designs, capabilities, specifications, program code, software systems and processes, information regarding existing and future technical, business and marketing plans and product strategies, pricing methodology and pricing of services and goods, and the identity of actual and potential employees, customers, and suppliers (hereinafter referred to as "Confidential Information"). Confidential Information may be written, oral, recorded, or contained on tape or on other electronic or mechanical media. The confidentiality of any oral statement shall be confirmed in writing within ten
(10) business days after such oral statement is made.

         (b) "Confidential Information" shall not include information which (i) was already known to the Receiving Party prior to the time that it is disclosed to the Receiving Party hereunder; (ii) is in or has entered the public domain through no breach of this Agreement or other wrongful act of the Receiving Party; (c) has been rightfully received from a third party without breach of this Agreement; (iv) has been approved for release by written authorization of the Disclosing Party; or (iii) is required to be disclosed pursuant to the final binding order of a governmental agency or court of competent jurisdiction, provided that the Disclosing Party has been given reasonable notice of the pendency of such an order and the opportunity to contest it.

         (c) The Receiving Party agrees to hold the Disclosing Party's Confidential Information in strict confidence and not to disclose such Confidential Information to any third party or to use it for any purpose other than as specifically authorized by the Disclosing Party. The Receiving Party agrees that it will employ all reasonable steps to protect the Confidential Information of the Disclosing Party from unauthorized or inadvertent disclosure, including without limitation all steps that it takes to protect its own information that it considers proprietary. The Receiving Party may disclose the Disclosing Party's Confidential Information only to those employees having a need to know and only to the extent necessary to enable the Receiving Party to adequately perform its responsibilities hereunder. The Receiving Party hereby undertakes to ensure the individual compliance of its employees with the terms hereof.

         (d) The Receiving Party shall make no copies of the Confidential Information except as may be necessary in connection with this Agreement. Upon the written request of the Disclosing Party at any time, the Receiving Party shall, at the Disclosing Party's option, either destroy or return to the Disclosing Party all tapes, diskettes or other media upon which the Disclosing Party's Confidential Information is stored, and all copies thereof, if any. If requested by the Disclosing Party to destroy any Confidential Information, the Receiving Party shall certify in a writing to be delivered to the Disclosing Party within five (5) business days following such destruction that such destruction has been completed.

         (e) The Disclosing Party shall be deemed to be the owner of all Confidential Information disclosed by it hereunder, including all patent, copyright, mask work, trademark, service mark, trade secret and any and all other proprietary rights and interests therein, and except as provided herein, the Receiving Party agrees that it shall have no rights, by license or otherwise, in or to any Confidential Information disclosed pursuant to this Agreement.

         (f) The Receiving Party acknowledges that the unauthorized disclosure, use or disposition of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, the parties agree that the Disclosing Party shall have the right to an immediate injunction in the event of any breach of this Agreement, in addition to any other remedies that may be available to the Disclosing Party at law or in equity.

11. Publicity.  Neither party shall issue  any  release, advertisement  or other
    ---------
publication, written or verbal, regarding this Agreement or their relationship hereunder, without the other party's prior written approval of the content and timing of such release.

12. Relationship of the Parties.  Options and  Edge are  independent parties and
    ---------------------------
this Agreement does not establish any relationship of partnership, joint venture, employment, franchise or agency between Options and Client. Neither party shall have the power to bind the other party or incur obligations on the other party's behalf, and neither party will be responsible or liable for any obligations, debts or expenses whatsoever of the other, except as otherwise set forth in this Agreement.

13. Warranty of  Non-Infringement.  Edge represents and  warrants that it is the
    -----------------------------
owner of the System and has the right and authority to grant to Options the license and rights granted herein. Edge will indemnify, defend and hold Options, its permitted licenses, the OSG Franchises, and their respective agents and employees (collectively, the "Indemnitees"), harmless from and against any claims, suits, demands, losses, damages or other liabilities incurred by any Indemnitee in connection with a claim that the use of the System in the manner specified hereunder infringes upon the intellectual property rights of any third party.

14. Liability.  Neither party will have any liability to the other party for any
    ---------
error, act or omission in connection with the activities to be undertaken pursuant to this Agreement unless any such error, act or omission derives from the willful misconduct or gross negligence of that party. In no event will either party be liable to the other for any special, incidental or consequential damages (including without limitation, lost profits, revenue or data) in connection with this Agreement.

15. Assignment.  This  Agreement and  the rights and  obligations of the parties
    ----------
hereunder may not be assigned without the prior written consent of the other party, except that Options may assign this Agreement, without Edge's consent (a) to any subsidiary under Options' control, or (b) in connection with a change in control of Options or the sale of all or substantially all of Options assets without the prior written consent of Edge. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

16. Notices.  All notices which may be necessary  or  proper for  either Options
    -------
or Edge to give or deliver to the other in connection with this Agreement shall be sent and shall be deemed given when received by registered or certified mail, postage prepaid and return receipt requested, or via national overnight delivery service with delivery signature required, addressed to:

If to Options:             Options Talent Group
                           9000 Sunset Blvd., Penthouse
                           California, CA 90069
                           Attn: President

If to Edge:                Edge Sports Team, Inc.
                           1743 Park Center Drive, Suite 200
                           Florida 32835
                           Attn: President

17. Amendments.  This Agreement,  and the provisions hereof, may not be altered,
    ----------
amended, modified or superseded except in a writing executed by both of the parties hereto.

18. Force  Majeure.  Neither party shall be liable to the other nor be deemed to
    --------------
be in breach of this Agreement for failure or delay in rendering performance arising out of causes factually beyond its control and without its fault or negligence. Such causes may include, but are not limited to: Acts of God or the public enemy, wars, fires, floods, epidemics, quarantine restrictions, strikes, unforeseen freight embargoes or unusually severe weather. Dates or times of performance shall be extended to the extent of delays excused by this section, provided that the party whose performance is affected notifies the other party promptly of the existence and nature of such delay.

19. Governing Law; Jurisdiction.  This Agreement shall be governed and construed
    ---------------------------
in accordance with the laws of the State of Florida, without regard to conflict of law principles, and shall benefit and be binding upon the parties hereto and their respective successors and assigns. Jurisdiction of and venue in any action related to this Agreement shall lie in the state and federal courts of Orange County, Florida, and the parties hereto expressly consent to the jurisdiction of such courts.

20. Entire  Agreement.  This Agreement  shall  constitute the  entire  Agreement
    -----------------
between the parties with respect to the subject matter and supersedes all previous agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the date set forth below.

Options Talent Group, for itself and            Edge Sports Team, Inc.
its subsidiaries, Options Talent, Inc.
and Options Sports Group

By:      s/s Terri Bears                        By:      s/s Tom Weinard
         ------------------                              ------------------

Name:    Terri Bears                            Name:    Tom Weinard

Title:   Senior VP - Product Development        Title:   President

Date:    Aug 1, 2002                            Date:    Aug 1, 2002